AMENDMENT

TO

NEOMEDIA TECHNOLOGIES, INC.

SECURED CONVERTIBLE DEBENTURE NO. NEO-2008-4

This Amendment to Secured Convertible Debenture No. NEO-2008-4 (this "Amendment") is entered into by and between **NEOMEDIA TECHNOLOGIES, INC.,** a Delaware corporation (the "Obligor"), and **YA GLOBAL INVESTMENTS, L.P.** (the "Holder").

WHEREAS:

A. The Obligor previously issued on or about July 10, 2008 that certain Secured Convertible Debenture No. NEO-2008-4 to Holder (the "Debenture").

B. The Obligor and the Holder desire to amend the Debenture as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor and the Holder hereby agree as follows:

1. AMENDMENT OF SECTION 4(a)(ii). Section 4(a)(ii) of the Debenture is hereby deleted in its entirety and replaced with the following:

> **Section 4(a)(ii)** ""Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, the lesser of (a) $0.01 (the "Fixed Conversion Price"), subject to adjustment as provided herein, or (b) eighty percent (80%) of the lowest Volume Weighted Average Price during the one hundred twenty-five (125) Trading Days immediately preceding the Conversion Date (the "Market Conversion Price")."

2. EXTENSION OF MATURITY DATE. The "Maturity Date of the Debenture is hereby extended to July 29, 2012. The Obligor acknowledges and agrees that this extension (a) is a one-time extension for the specific period indicated, and (b) shall not be deemed to constitute (i) an agreement to provide any further extension of the Maturity Date of the Debenture, or (ii) a waiver of any existing Event of Default, whether known or unknown, or of any of the provisions of the Debenture or any other Transaction Documents.

3. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of January 5, 2010, as if entered into on such date. All other terms set forth in the Debenture shall remain unchanged and this Amendment and the Debenture shall be deemed a single integrated instrument for all purposes.

[REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligor has caused this Amendment to Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

OBLIGOR

NEOMEDIA TECHNOLOGIES, INC.

By: Michael W. Zima
Its: Chief Financial Officer

HOLDER

YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors LLC
Its: Investment Manager

By: Mark A. Angelo
Its: President & Portfolio Manager